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Exhibit 99.1                                                     NEWS RELEASE
                                                                August 25, 2001


FOR IMMEDIATE RELEASE


                            PURCHASESOFT, INC. ANNOUNCES
                    EXTENSION OF RIGHTS OFFERING EXPIRATION DATE


WESTBORO, MASSACHUSETTS, August 28, 2001 -- PURCHASESOFT, INC. (OTC BULLETIN
BOARD: PURC) today announced that it has extended its rights offering from August 28, 2001 to September 7, 2001, 5:00 p.m., New York City time.



PurchaseSoft offers unparalleled expertise in procurement, the result of more than 24 years of procurement consulting and software development experience. PruchaseSoft helps companies drive down procurement costs with a practical, reliable solution for companywide purchasing efficiency. Built to streamline all procurement processes, PurchaseSoft's procurement suite also offers real-time reporting and strategic insight into buyer performance, purchasing trends, supplier quotes, inventory levels and acquisition costs. Superior procurement functionality, high-speed implementation times, better customer service and significant ROI are the PurchaseSoft difference.